UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/04/2008

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January, 4, 2008, the Registrant and asola Advanced and Automotive Solar Systems GmbH ("Asola"), entered into and closed an agreement by which the Registrant acquired 24.9% of the capital stock of Asola, for 300,000 Euros ("Agreement").

Pursuant to the Agreement and as part of the Registrant's acquisition of the 24.9% interest in Asola, the Registrant agreed to (i) subject to certain conditions, contribute up to 1.2 million Euro to the capital reserve of Asola on or before March 31, 2008, to support Asola's expansion to at least 30 MW, (ii) provide a corporate guaranty on a new or expanded Asola bank loan or line of credit, within four to six months following the closing, and (iii) transfer a 15% ownership interest in the Registrant's solar venture in the United States, if and when such venture is established.

The transactions covered by the Agreement were previosuly the subject of a binding letter of intent between the Registrant and Asola, the terms of which were disclosed by the Registrant on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: January 10, 2008	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer